Exhibit 99.1

Okmin Resources to Increase its Stake in the Pushmataha Gas Field and to exit the Blackrock Joint Venture

Encino, California – August 21, 2025 – Okmin Resources, Inc. ("Okmin" or the "Company") (OTCQB: OKMN) today announced it has entered into an agreement with Blackrock Energy, LLC to exchange its 50% working interest in the oil and gas leases known as the Blackrock Joint Venture for $25,000 cash and an additional 45% interest in the Pushmataha Gas Field. The additional interest in Pushmataha will increase Okmin’s ownership of the project from 50% to 95%.

The Blackrock Joint Venture encompasses 15 oil and gas leases located in Okmulgee and Muskogee Counties, Oklahoma. The Company’s decision to divest its interest in this project aligns with its ongoing strategy to streamline operations and focus on assets with stronger growth potential.

The Pushmataha Gas Field consists of six leases covering approximately 3,840 acres in Pushmataha County, Oklahoma. The leases, held via an interest in a joint venture, carry net revenue interests ranging from 68% to 76%. There are currently seven gas wells on the property, with depths ranging from 10,000 to 12,300 feet. In 2022, Okmin conducted a hydrocarbon survey across the Pushmataha leases using a third-party, patented remote sensing technology. This survey provided valuable subsurface data and confirmed there is significant potential to drill new wells as much of the property is currently undeveloped. The existing seven wells also show additional behind-pipe natural gas zones. With the commitment of new capital or with an outside farm-in partner, the operator believes the existing wells can be reworked and recompleted to optimize their production in addition to the potential for drilling new wells to further develop this property.

“This transaction reflects our ongoing review and optimization of the Company’s asset portfolio,” said Jonathan Herzog, Chief Executive Officer of Okmin Resources. “Although we put considerable effort into the Blackrock project, persistent infrastructure issues, nearly stagnant oil prices, and increasing operating costs have prompted us to shift our focus. By significantly increasing our stake in the Pushmataha project, we are positioning the Company to meaningfully capitalize on a greater-potential asset.”

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are based upon current estimates and assumptions. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, those factors set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024 and its other filings and submissions with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements. This press release includes forward-looking statements concerning the future performance of our business, its operations and its financial performance and condition, and also includes selected operating results presented without the context of accompanying financial results. These forward-looking statements include, among others, statements with respect to our objectives and strategies to achieve those objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates or intentions. These forward-looking statements are based on our current expectations. We caution that all forward-looking information is inherently uncertain and actual results may differ materially from the assumptions, estimates or expectations reflected or contained in the forward-looking information, and that actual future performance will be affected by a number of factors, including economic conditions, technological change, regulatory change and competitive factors, many of which are beyond our control. Therefore, future events and results may vary significantly from what we currently foresee. We are under no obligation (and we expressly disclaim any such obligation) to update or alter the forward-looking statements whether as a result of new information, future events or otherwise.

Okmin is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with the Exchange Act, the Company files periodic reports, documents, and other information with the Securities and Exchange Commission (the “Commission”) relating to our business, financial statements, and other matters. These filings are available to the public on the Commission’s website at http://www.sec.gov.

Investor & Media Contacts:

Jonathan Herzog, President and Chief Executive Officer

Tel: +1 (818) 201-3727

info@okminresources.com

Investor Relations:

Jessica Abaian, Manager – Investor Relations

Tel: +1 (818) 201-3727

jessica@okminresources.com